UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 2, 2018, Douglas Hunt joined Puma Biotechnology, Inc. (the “Company”) as its Senior Vice President of Regulatory Affairs. Mr. Hunt has over 25 years of regulatory affairs experience and has been a regulatory affairs consultant to the Company since February 2017. Mr. Hunt previously served as Vice President Regulatory Affairs and Quality Assurance at ArmaGen, Inc. from March 2015 until December 2017 and Vice President, Global Regulatory Affairs (Bioscience) at Baxter Healthcare, Inc. from March 2008 until March 2015 where he was responsible for global regulatory affairs for several franchises including oncology. Prior to that, Mr. Hunt worked for Amgen Inc. from June 2000 to March 2008 in various positions, including as Executive Director, Therapeutic Area Head (Oncology) and Executive Director, Therapeutic Area Head (Bone/Oncology), Global Regulatory Affairs and Safety. Mr. Hunt received a B.Sc. from Portsmouth University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: January 2, 2018	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President